UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

ENERGY QUEST, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28305	91-1880015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 169, 850 South Boulder Hwy, Henderson, Nevada	89015
(Address of principal executive offices)	(Zip Code)

(702) 568-4131

Registrant’s telephone number

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2010, the Company’s board of directors appointed Mr. Michael Midagliotti to succeed Mr. Mr. Vasant K. Jain as the chief financial officer of the Company.  The board of directors concurrently appointed Mr. Midagliotti as a director of the Company.  The election of Mr. Midagliotti brings the total number of directors now serving on the board of directors to five.

Mr. Midagliotti, 57 is President & Owner of Friar Enterprises Inc., residential general contractor Northern Ohio from 1976 to Present.  Mr. Midagliotti directs a diverse organization that provides home remodeling and consrtuction, directing and overseeing the company financial, business and administrative services.

Mr. Midagliotti graduated from Miami University in 1976 and holds a Bachelor of Science degree in Finance.  In 1984, Mr. Midagliotti enters the political arena and was unsuccessful for his bid for state representative in Ohio.  Mr. Midagliotti is a Certified Remodeler and is a current member of the National Association of the Remodeling Industry.  From 1995-97 he served as President and Chairman of the board of the local Cleveland, Ohio Chapter of the National Association of the Remodeling Industry.

Mr. Midagliotti will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which she was selected as an officer or director.  There are no family relationship between Mr. Midagliotti and any of our officers or directors.  Mr. Midagliotti has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY QUEST, INC.

Date: June 1, 2010	By: /s/ Wilf Ouellette
Wilf Ouellette, President and C.E.O.